EXHIBIT 7.1

                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the Amendment No. 4 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.

Date:     March 13,  1998

                                       Gold & Appel Transfer, S.A.,
                                       a British Virgin Islands corporation

                                       By /s/ Walt Anderson
                                          -----------------------------------
                                          Walt Anderson, Attorney-in-Fact for
                                          Gold & Appel Transfer, S.A.

                                          /s/ Walt Anderson
                                          -----------------------------------
                                          Walt Anderson



                                       8